Exhibit 10.11.8
FIFTH AMENDMENT TO LEASE
     This Fifth Amendment (the “Fifth Amendment”) to Lease is made as of July 25, 2006, by and between ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and IOMAI CORPORATION, a Delaware corporation, having an address at 20 Firstfield Road, Gaithersburg, Maryland 20878 (“Tenant”).
RECITALS
     A. Pursuant to that certain Lease, dated as of December 18, 2000, by and between Landlord and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease, dated November 29, 2001 (the “First Amendment”), that certain Second Amendment to Lease, dated April 14, 2003 (the “Second Amendment”), that certain Third Amendment to Lease, dated August 28, 2003 (the “Third Amendment”), that certain Fourth Amendment to Lease, dated October 26, 2005 (the “Fourth Amendment”) and that certain letter agreement, dated January 3, 2006 (the “Letter Agreement”) (the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Letter Agreement, is herein the “Lease”), Landlord leased to Tenant that certain premises (the “Existing Premises”) located at 20 Firstfield Road, Gaithersburg, Maryland (the “Project”) and more particularly described in the Lease.
     B. Tenant desires to expand the Existing Premises demised under the Lease by adding 11,689 additional rentable square feet being comprised of (i) 6,117 square feet located on the first floor of the Project (the “Fourth Expansion Space”), and (ii) 5,572 square feet located on the first floor of the Project (the “Fifth Expansion Space”) (the Fourth Expansion Space and Fifth Expansion Space are herein collectively, the “New Expansion Space”).
     C. The Fifth Expansion Space is currently leased by Landlord to Geomet Technologies, Inc., a Delaware corporation (“Geomet”) pursuant to that certain Lease Agreement dated January 15, 2002 by and between Landlord and Geomet (the “Geomet Lease”). The Geomet Lease expires by its terms at midnight on February 28, 2007, Tenant is currently subleasing the Fifth Expansion Space from Geomet pursuant to that certain Sublease Agreement dated February 17, 2006 by and between Geomet and Tenant (the “Geomet Sublease”), and Tenant desires to continue to remain in possession of the Fifth Expansion Space and lease the Fifth Expansion Space directly from Landlord upon the expiration or earlier termination of the Geomet Lease.
     D. Landlord is willing to lease the New Expansion Space to Tenant on the terms herein set forth. Landlord and Tenant now desire to amend the Lease to, among other things, expand the Existing Premises to include the Fourth Expansion Space and to include the Fifth Expansion Space upon expiration or earlier termination of the Geomet Lease and to establish the terms and conditions associated with Tenant’s leasing of the New Expansion Space.

AGREEMENT
     Now, therefore, the parties hereto agree that the Lease is amended as follows:
1. Premises.
     (a) Fourth Expansion Space. Effective as of the date hereof, the Existing Premises demised under the Lease shall be deemed expanded to include the Fourth Expansion Space, consisting for all purposes of the Lease of 6,117 rentable square feet, as such Fourth Expansion Space is described on Exhibit A-1 attached hereto and incorporated herein by this reference. The rentable square feet of the Fourth Expansion Space was measured by Gaudreau, Inc. in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA”). Included with the Fourth Expansion Space, Tenant shall have the exclusive use of the existing stand alone generator and existing HVAC system which service the Fourth Expansion Space (collectively, the “Existing Generator and HVAC System”). Tenant shall, at its expense, maintain the Existing Generator and HVAC System, and for the remainder of the Extension Term, obtain and maintain at all times, a monthly service contract in form and contact satisfactory to Landlord for the Existing Generator and HVAC System (the “Service Contract”). On or before August 10th, 2006, Tenant shall submit a proposed Service Contract for Landlord’s review and approval. Landlord shall notify Tenant within five (5) days of receipt of such proposal whether or not the proposed Service Contract is acceptable. If Landlord rejects such proposed Service Contract, Tenant shall, within ten (10) days following Landlord’s rejection, submit a new proposed Service Contract for Landlord’s review and approval, and such process shall continue within the same time frames until Tenant submits to Landlord an acceptable Service Contract. In the event Tenant desires to terminate an existing Service Contract, prior to any such termination, Tenant shall submit to Landlord for its review and approval, a new proposed Service Contract.
     (b) Fifth Expansion Space. Effective immediately upon the earlier of (i) the expiration of the Geomet Lease or (ii) the termination of the Geomet Lease in accordance with its terms (the “Fifth Expansion Commencement Date”), the Existing Premises demised under the Lease shall be deemed expanded to include the Fifth Expansion Space, consisting for all purposes of the Lease of 5,572 rentable square feet, as such Fifth Expansion Space is described on Exhibit A-2 attached hereto and incorporated herein by this reference. The rentable square feet of the Fifth Expansion Space was measured by Gaudreau, Inc. in accordance with BOMA. Upon Landlord’s request, which may be made at any time following the Fifth Expansion Commencement Date, Tenant shall execute and deliver to Landlord a written acknowledgment of the Fifth Expansion Commencement Date in the form of the "Acknowledgment of Fifth Expansion Commencement Date" attached to this Fifth Amendment as Exhibit B.
     (c) Definition of Premises. The Existing Premises, as expanded to include the Fourth Expansion Space, shall be comprised of 40,877, in the aggregate. From and after the Fifth Expansion Commencement Date, the Existing Premises, as expanded to include the Fifth Expansion Space, shall be comprised of 46,449 rentable square feet in the aggregate. The term “Premises” (as defined in the Lease) is hereby amended to include the Fourth Expansion Space, and from and after the Fifth Expansion Commencement Date, the term “Premises” shall also be deemed amended to include the Fifth Expansion Space.
     (d) Acceptance of New Expansion Space. Tenant hereby accepts the Fourth Expansion Space and the Existing Generator and HVAC System in their condition as of the date hereof, subject to all applicable Legal Requirements. Landlord shall have no obligation for any defects in either the Fourth Expansion Space and/or the Existing Generator and HVAC System. Tenant’s taking possession of the Fourth Expansion Space is conclusive evidence that Tenant accepts the Fourth Expansion Space in as-is condition and is conclusive evidence that the Existing Generator and HVAC System are in good, working condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of either the Fourth Expansion Space or the Existing Generator and HVAC System.
     Tenant is currently in possession of the Fifth Expansion Space and upon the Fifth Expansion Commencement Date, Tenant shall accept the Fifth Expansion Space in its then current condition, subject to all applicable Legal Requirements. Landlord shall have no obligation for any defects in the Fifth Expansion Space and Tenant’s continued possession of the Fifth Expansion Space shall be conclusive evidence that Tenant accepts the Fifth Expansion Space in as-is condition. Upon the expiration of the Extension Term or earlier termination of Tenant’s rights and possession for the Fifth Expansion Space, Tenant shall surrender the Fifth Expansion Space in accordance with the terms and conditions set forth in Section 28 of the Lease. Landlord recognizes and acknowledges that prior to Tenant’s taking possession of the Fifth Expansion Space, Geomet caused the Fifth Expansion Space to be decommissioned in accordance with the terms of the Geomet Lease.
2. Base Rent.
     (a) Fourth Expansion Space Base Rent. Commencing on August 1, 2006 (the “Fourth Expansion Rent Commencement Date”) and continuing on the first day of each month thereafter, Tenant shall pay Base Rent with respect to the Fourth Expansion Space in an amount equal to $14,527.88 per month, which is equal to $28.50 per square foot on an annual basis (the “Fourth Expansion Base Rent”). Notwithstanding anything herein or in the Lease to the contrary, Base Rent and Tenant’s Share of Operating Expenses with respect to the Fourth Expansion Space shall be abated for the period beginning August 1, 2006 and continuing through and including December 31, 2006.
     (b) Fifth Expansion Space Base Rent. Commencing on the Fifth Expansion Commencement Date (the “Fifth Expansion Rent Commencement Date”) and continuing on the first day of each month thereafter, Tenant shall pay Base Rent with respect to the Fifth Expansion Space in an amount equal to $13,233.50 per month, which is also equal to $28.50 per square foot on an annual basis (the “Fifth Expansion Base Rent”). The "Acknowledgement of Fifth Expansion Commencement Date" shall also include a written acknowledgement of the Fifth Expansion Rent Commencement Date.
     (c) The term “Base Rent” (as defined in the Lease) is hereby amended to include the Fourth Expansion Base Rent, and from and after the Fifth Expansion Rent Commencement Date, the term “Base Rent” shall also be deemed amended to include the Fifth Expansion Base Rent. Both the Fourth Expansion Base Rent and the Fifth Expansion Base Rent shall be paid in accordance with the terms of Section 3 of the Lease.
3. Base Rent Adjustments. Effective as of the date hereof, Section 4 of the Lease entitled “Base Rent Adjustments” is hereby amended and restated as follows:
     “(a) Base Rent (with respect to the Existing Premises but specifically excluding the Fifth Expansion Space) shall be increased on the first day of June of each subsequent year of the Extension Term (as defined in the Fourth Amendment), commencing on June 1, 2007, and continuing on the first day of June thereafter (each an “Existing Premises Adjustment Date”) by multiplying the applicable Base Rent

(whether Original Premises Base Rent (as defined in the Fourth Amendment), Third Expansion Space Base Rent (as defined in the Fourth Amendment) or Fourth Expansion Base Rent) payable immediately before such Existing Premises Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the applicable Base Rent payable immediately before such Existing Premises Adjustment Date. Such applicable Base Rent, as so adjusted, shall thereafter be due as provided under the Lease; and
     (b) Base Rent (with respect to the Fifth Expansion Space only) shall be increased on the first day of June of each subsequent year of the Extension Term, commencing on June 1, 2008 and continuing on the first day of June thereafter (each a “Fifth Expansion Space Adjustment Date,” and together with the Existing Premises Adjustment Date, hereinafter collectively the “Adjustment Date”) by multiplying the Fifth Expansion Base Rent payable immediately before such Fifth Expansion Space Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Fifth Expansion Space Base Rent payable immediately before such Fifth Expansion Space Adjustment Date. The Fifth Expansion Base Rent, as so adjusted, shall thereafter be due as provided under the Lease.
     (c) The “Rent Adjustment Percentage” (as set forth in the Lease) is hereby amended and restated to be 3.5%.”
4. Tenant’s Share of Operating Expenses. (i) Effective as of the date hereof, Tenant’s “Share of Operating Expenses” (as defined in the Lease) is hereby amended and shall be increased to 76.46% (based on 40,877 rentable square feet for the Premises (excluding the Fifth Expansion Space) divided by 53,464 total rentable square feet of the Project); and (ii) effective as the Fifth Expansion Commencement Date, Tenant’s Share of Operating Expenses shall further be deemed amended and shall be increased to 86.88% (based on 46,449 rentable square feet for the Premises divided by 53,464 total rentable square feet of the Project).
5. Modification of Fourth Expansion Space. Landlord and Tenant hereby agree that Tenant may, at Tenant’s sole cost and expense, modify that certain area of the Fourth Expansion Space identified on Exhibit C (the “Modified Area”) in order to convert the Modified Area from laboratory space into office space (the “Office Space Modifications”). The Office Space Modifications shall be included within the term “Alterations” (as defined in Section 12 of the Lease), and Tenant shall comply with the terms and conditions of Section 12 of the Lease in constructing and completing the Office Space Modifications, provided, however, that notwithstanding anything to the contrary in the Lease (including Section 28), upon expiration of the Extension Term or upon earlier termination of the Lease, Tenant shall not be required to restore the Modified Area to the condition which existed immediately prior to the Office Space Modifications.
6. Term The Term of the Lease (with respect to the New Expansion Space) shall be coterminous with the Extension Term and shall expire on May 31, 2013. The “Additional Extension Right” (as defined in the Fourth Amendment) shall extend to Tenant’s rights with respect to the New Expansion Space.
7. Termination Option. The “Termination Option” (as defined in the Fourth Amendment) shall apply to Tenant’s rights with respect to the New Expansion Space, and shall only be exercisable by Tenant with respect to all (and not part) of Tenant’s rights under the Lease with respect to such New Expansion Space. The definition of “Termination Fee” (as set forth in the Fourth Amendment) is hereby amended to include within such amount, all brokerage commissions paid or incurred by Landlord in connection with the Fifth Lease Amendment, which will be equal to $21,614.92 as of the Termination Date.

8. Miscellaneous.
     (a) This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
     (b) This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
     (c) This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fifth Amendment attached thereto.
     (d) Landlord and Tenant hereby recognize and acknowledge that the Project is currently financed and that in connection with the Fourth Amendment, Landlord obtained on behalf of Tenant, an Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, dated as of October, 2005, by and among Landlord, Tenant and the holder of such financing (“Holder”) (the “Amended and Restated SNDA”),and that Landlord shall use its best efforts to secure such Holder’s consent to the Fifth Amendment, and to obtain a subordination, non-disturbance and attornment agreement from Holder in form substantially similar to that of the Amended and Restated SNDA and reflective of the terms of this Fifth Amendment.
     (e) Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) other than Scheer Partners, Inc. in connection with this transaction and that no Broker, other than Scheer Partners, Inc. brought about this transaction. Landlord and Scheer Partners, Inc. shall enter into a separate agreement regarding any commission due to Scheer Partners, Inc. by Landlord with respect to this Fifth Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Scheer Partners, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
     (f) Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.
(Signatures on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

TENANT: IOMAI CORPORATION, a Delaware corporation
By:	/s/ Stanley C. Erck
	Name:	Stanley C. Erck
	Title:	Chief Executive Officer

LANDLORD: ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company
By:	ARE-GP/VI Holdings QRS Corp., a Delaware corporation, managing member

By:	/s/ Jennifer Pappas
	Name:	Jennifer Pappas
	Title:	Vice President

EXHIBIT A-1 TO LEASE
FOURTH EXPANSION SPACE DESCRIPTION

A-1

EXHIBIT A-2
FIFTH EXPANSION SPACE DESCRIPTION

A-2

EXHIBIT B TO LEASE
ACKNOWLEDGMENT OF FIFTH EXPANSION COMMENCEMENT DATE

B-1

EXHIBIT C TO LEASE
MODIFIED AREA

C-1